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                                                                 EXHIBIT 10(o)-7

                               AVISTA CORPORATION

                           PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (the "Agreement") is made by and between Avista Corp., a Washington Corporation (the "Company") and the individual named in section 1 (the "Participant") and selected by the Avista Corp. Organization and Compensation Committee (the "Plan Administrator").

WHEREAS, Performance Awards are granted under the amended and restated Avista Corp. Long-term Incentive Plan and the Avista Corp. 2000 Non-Officer Employee Long-Term Incentive Plan (the "Mirror Plan") (collectively, the "Plans"). The terms and conditions of the Performance Awards are set forth below and in the Plans, which are incorporated into this Agreement by reference.

NOW, THEREFORE, in consideration of the premises contained herein and in the Plans, it is agreed as follows:

1. TERMS OF PERFORMANCE AWARDS. The terms of the Performance Awards are set forth as follows:

      (a)   The "Participant" is (name).

      (b)   The "Grant Date" is (grant date).

      (c) The number of eligible "Performance Awards" shall be (number) units. "Performance Awards" granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Cycle, and that will be settled in cash or shares of Avista Corp. Common Stock to the extent provided in this Agreement and the Plans.

      (d) The "Performance Cycle" is the period beginning on (beginning date)and ending on (ending date).

2. GRANT. Subject to the terms of this Agreement and the Plans, the Participant is hereby granted the number of Performance Awards as set forth in section 1.

3. SETTLEMENT OF PERFORMANCE AWARDS. The Company shall deliver to the Participant one share of Avista Corp. Common Stock (or cash equal to the Fair Market Value of one share of Common Stock) for each Performance Award earned by the Participant, as determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement. The earned Performance Award payable to the Participant shall be paid in shares of Common Stock or in cash (based on the Fair Market Value of the Common Stock as determined as of the first business day next following the last day of the Performance Cycle), or in a combination of the two, as determined by the Plan Administrator in its sole discretion, except that cash shall be distributed in lieu of any fractional share of Common Stock. The Participant may elect to defer part or all of the payment, whether payable in Common Stock or cash, consistent with the provisions of the Avista Corp. Executive Deferral Plan.

4. TIME OF PAYMENT. Except as otherwise provided in this Agreement, payment of Performance Awards earned will be delivered as soon as feasible after the end of the Performance Cycle.

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5. DIVIDEND EQUIVALENT RIGHTS. Any Performance Awards may, in the Plan
Administrator's discretion, earn Dividend Equivalent Rights. In respect of any Performance Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. Dividend Equivalent Rights are to be paid in cash based on the total number of Performance Awards earned at the end of the Performance Cycle and delivered as soon as feasible after the Performance Cycle. Dividend Equivalent Rights are subject to all applicable taxes, which are the responsibility of the Participant. The Participant may elect to defer part or all of the payment, consistent with the provisions of the Avista Corp. Executive Deferral Plan.

6. TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE. Except as otherwise provided in section 7, this section 6 shall apply if the Participant's employment terminates during a Performance Cycle. If the Participant's employment with the Company and/or Subsidiaries terminates during the Performance Cycle because of Retirement, Disability, or death, the Participant shall be entitled to a prorated value of the Performance Award earned in accordance with Exhibit 1, determined at the end of the Performance Cycle, and based on the ratio of the number of whole months the Participant is employed during the Performance Cycle to the total number of months in the Performance Cycle (36). If the Participant's employment with the Company and/or Subsidiaries terminates during the Performance Cycle for any reason other than Retirement, Disability, or death, the Performance Award granted under this Agreement will be forfeited on the Date of Termination (as defined in section 9(b)); provided, however, that in such circumstances, the Plan Administrator, in its sole discretion, may determine that the Participant will be entitled to receive a prorated or other portion of the Performance Award. In case of termination for Cause, the Performance Award granted shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Award likewise shall be suspended during the period of investigation. The effect of a Company-approved leave of absence on the terms and conditions of an Award shall be determined by the Plan Administrator, in its sole discretion.

7. CHANGE IN CONTROL. If a Change in Control occurs during the Performance Cycle, and the Participant's Date of Termination (as defined in section 9(b)) does not occur before the Change in Control date, the Participant shall be entitled to a prorated value of the Performance Award that would have been earned by the Participant in accordance with Exhibit 1, determined as of the date of the Change in Control, prorated based on the ratio of the number of whole months the Participant is employed during the Performance Cycle through the date of the Change in Control, to the total number of months in the Performance Cycle; provided, however, that a Payout Factor of at least 100% as set forth in Exhibit 1 for the Performance Cycle shall be deemed to have been achieved as of the date of the Change in Control. Notwithstanding the provisions of sections 3, 4, and 5, the value of the Performance Award, and any Dividend Equivalent Right, earned in accordance with the foregoing provisions of this section shall be delivered to the Participant in a lump sum cash payment as soon as feasible after the occurrence of a Change in Control, with the value of a Performance Award equal to the Fair Market Value of a share of Common Stock determined under the provision of section 3 as of the date of the Change in Control. Distributions to the Participant under sections 3 and 5 shall not be affected by payments under this section, except that the number of Performance Awards and Dividend Equivalent Rights earned by and payable to the Participant shall be reduced by the number of Performance Awards and Dividend Equivalent Rights with respect to which payment

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was made to the Participant under this section. The Participant shall not be required to repay any amounts to the Company on account of any distribution made under this section for any reason, including failure to achieve any performance objectives.

8. TAXES. The Participant is liable for any and all taxes, including withholding taxes, arising out of the grant, vesting, payment or settlement of any Performance Awards and Dividend Equivalent Rights. The Company shall have the right to require the Participant to remit to the Company, or to withhold from any Dividend Equivalent Rights or other amounts due to the Participant, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements. If Dividend Equivalent Rights are insufficient to cover required taxes, the Participant may satisfy remaining withholding obligations, in whole or in part, by paying cash or by electing to have the Company withhold awarded shares of Common Stock in such amounts that are sufficient to satisfy the withholding obligations.

9. DEFINITIONS. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

      (a)   Change in Control. The term "Change in Control" is defined in section 2.4 of both the amended and restated Avista Corp. Long Term Incentive Plan and the Mirror Plan.

      (b) Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

      (c) Disability. "Disability" means "disability" as that term is defined for purposes of the Company's Long Term Disability Plan or other similar successor plan applicable to salaried employees.

      (d) Retirement. "Retirement" of the Participant shall mean retirement as of the individual's retirement date under the Retirement Plan for Employees of Avista Corporation or other similar successor plan applicable to salaried employees.

10. ASSIGNABILITY. No Performance Award or Dividend Equivalent Right granted or awarded under the Plan may be assigned or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, settlements of such Awards may be payable only to the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit such assignment or transfer and may permit a Participant of such Performance Awards or Dividend Equivalent Rights to designate a beneficiary who may receive

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compensation settlement under the Award after the Participant's death; provided, however, that any amount so assigned or transferred shall be subject to all the same terms and conditions contained in this Agreement.

11. GENERAL.

      11.1 AWARD AGREEMENTS. Performance Awards granted under the Plans shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plans.

      11.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS. Nothing contained in this Agreement, the Plans, or any action of the Plan Administrator taken under the Plans or this Agreement shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or to limit the Company's right to terminate the employment or services of the Participant.

      11.3 REGISTRATION. At the present time, the Company has an effective registration statement with respect to the shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration ceases to be effective, you will not receive a Performance Award settlement or payment unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. BY ACCEPTING THE AGREEMENT, YOU HEREBY ACKNOWLEDGE THAT YOU HAVE READ SECTION ENTITLED REGISTRATION OF THE PLAN.

      11.4 NO RIGHTS AS A SHAREHOLDER. No Performance Award shall entitle the Participant to any dividends (except to the extent provided in an award of Dividend Equivalent Rights), voting or any other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Performance Award, free of all applicable restrictions.

      11.5 COMPLIANCE WITH LAWS AND REGULATIONS. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

      11.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity and enforceability of any other provision of this Agreement. If any provision of the Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify any Performance Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended by the Plan Administrator to conform to applicable laws, or, if the Plan Administrator determines that the provision cannot be so construed or deemed amended without materially altering the intent of the Plans or the Performance Award, such provision shall be stricken as to such jurisdiction, person or Performance Award, and the remainder of the Agreement and any such Performance Award shall remain in full force and effect.

12. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Plan Administrator, and the Plan Administrator shall have all powers with respect to this Agreement as it has with respect to the Plans. Any interpretation of the Agreement by the Plan Administrator and any decision made by it with respect to the Agreement are final and binding.

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13. CONSTRUCTION. This Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall govern.

14. AMENDMENT. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

15. GOVERNING LAW. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Washington without giving effect to the principles of conflicts of laws. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Washington State and agree that such litigation shall be conducted in the courts of Spokane County, Washington or the federal courts of the United States.

16. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to agree in writing to assume the Company's obligations under this Agreement and to perform such obligations in the same manner and to the same extent that the Company is required to perform them. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets that assumes and agrees to perform the Company's obligations under the Agreement by operation of law or otherwise.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

 AVISTA CORPORATION
      /s/  Gary G. Ely
      -----------------
By:  Gary G. Ely
     Chairman of the Board, President and Chief Executive Officer

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                                                                 EXHIBIT 10(o)-7

                                    EXHIBIT 1
                             PERFORMANCE AWARD PLAN
                         PERFORMANCE MEASURES AND GOALS
                           2003-2005 PERFORMANCE CYCLE

The following graph and table present the relationship between the Company's relative three-year total shareholder return (stock price appreciation plus reinvested dividends) commencing January 1, 2003 and ending December 31, 2005 and the award opportunity. Awards are interpolated for performance results between the figures shown.

                              [PERFORMANCE GRAPH]

       THREE-YEAR RELATIVE                                        PAYOUT FACTOR
  TOTAL SHAREHOLDER RETURN (1)(2)                                (% OF TARGET)
-------------------------------------                            -------------
greater than or equal  85(TH)                                        150%
                       70(TH)                                        125%
                       55(TH)                                        100%
                       50(TH)                                         75%
                       45(TH)                                         50%
less than or equal     45(TH)                                          0%

The number of shares delivered at the end of the three-year cycle will range from zero to 150% of the grant. The actual payment depends on Avista's three-year total shareholder return compared to the returns reported in the S&P 400 Utilities Index. To receive 100% of the Award, Avista must perform at the 55th percentile among the S&P 400 Utilities Index. To receive 150% of the Award, Avista must perform at or above the 85th percentile ranking. Dividend Equivalent Rights are calculated and paid out in cash when and to the extent the performance shares are paid.

Example Formula:

Assuming that the Shares granted were 5,300 and the Total Shareholder Return is ranked at the 50th percentile after the three-year Performance Cycle, then the Participant's final award is 3,975 Shares of Stock plus Dividend Equivalents Rights.

Payout Factor                # of Performance Shares Granted to     =     Final # of Performance Shares
(% of Target)        X                  Participant                              Awarded to Participant
                                                                    =     3,975 shares plus Dividend
     75%             X                  5,300 shares                            Equivalent Rights

Notes:        (1) Stock price for the beginning of the cycle is calculated as the average month-end closing price for the two months prior to the beginning of the performance cycle (ie closing price for November 29, 2002 is $9.77 and December 31, 2002 is $11.56, averaged together is $10.67); stock price for the end of the cycle is calculated as the average month-end closing price for the last two months of the three-year Performance Cycle.

              (2) Avista's three-year total shareholder return is measured against the performance of companies making up the S&P 400 Utilities Index.

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                          ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the state of ___________________________________, accept the
Performance Award described in this Agreement and in the Plan, and acknowledge that I have received a copy of this Agreement and the Plan. I have read and understand the Plan, and I hereby make the representations, warranties and acknowledgments, and undertake the indemnity and other obligations, therein specified.

Dated: ________________

_________________________                            _________________________
Social Security Number                               Signature of Employee

                                                     ___________________________
                                                     Printed Name
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